                                                                       Exhibit 2

                           STOCK EXCHANGE AGREEMENT
                          AND PLAN OF REORGANIZATION


     THIS AGREEMENT is made and effective as of this 7th day of December, 1993, between (1) FIRST FINANCIAL BANKSHARES, INC. (hereinafter referred to as "FIRST FINANCIAL"), a Texas corporation with its principal office in the City of Abilene, Taylor County, Texas; (2) CONCHO BANCSHARES, INC. (hereinafter referred to as "CONCHO"), a Texas corporation and bank holding company with its principal office in the City of San Angelo, Tom Green County, Texas; and (3) SOUTHWEST BANK OF SAN ANGELO (hereinafter referred to as "SOUTHWEST BANK"), a Texas state bank having its principal office in the City of San Angelo, Tom Green County, Texas.

     First Financial is a registered bank holding company. First Financial owns all of the issued and outstanding capital stock of First Abilene Bankshares of Delaware, Inc. ("FAB DELAWARE") which, in turn, owns all of the issued and outstanding capital stock of First National Bank of Abilene; First National Bank, Sweetwater, Texas; Eastland National Bank; Hereford State Bank; First National Bank in Cleburne; and Stephenville Bank & Trust Company.

     The issued and outstanding stock of Concho, as of the date of this Agreement, consists of 201,653 shares of common stock (the "CONCHO STOCK") having a par value of Fifty Cents ($0.50) each. According to the records of Concho, the Concho Stock is presently held by those individuals, trusts, estates, corporations and other entities identified in the Shareholders' List attached hereto as EXHIBIT A. This Agreement contemplates the issuance by
                   ---------
Concho of an additional 564 shares of Concho Stock prior to consummation of the transaction described in this Agreement. As used herein, the term "SHAREHOLDERS" shall mean not only the individuals, trusts, estates, corporations and other entities set forth in EXHIBIT A, but also those persons to whom such additional
                      ---------
shares of Concho Stock shall be issued subsequent to the date of this Agreement, as contemplated hereby.

     Concho owns 119,629 shares (99.7%) of the issued and outstanding capital stock of Southwest Bank. It is contemplated by this Agreement that, should the transaction described herein be consummated, Concho shall own all of the issued and outstanding capital stock of Southwest Bank. Southwest Bank is the only subsidiary of Concho. Southwest Bank owns all of the issued and outstanding capital stock of SWB Investment Centre, Inc., a Texas corporation (hereinafter referred to as "SWB"). There are no other corporations or other business entities which are considered affiliates of Concho or Southwest Bank.

     Pursuant to, and subject to, the provisions hereinafter set forth, First Financial agrees to acquire from the Shareholders all of the issued and outstanding shares of Concho Stock in exchange for shares of the voting common stock of First Financial ("FIRST FINANCIAL STOCK") which shall be issued and registered by First Financial under the Securities Act of 1933 (the "ACT").

     THEREFORE, in consideration of the premises, and in further consideration of the mutual covenants and on the basis of the representations and warranties set forth herein, First Financial, Concho and Southwest Bank have agreed, and by these presents do hereby agree, as follows:


                                   ARTICLE 1

                               EXCHANGE OF STOCK

     1.1  MEANS OF EXCHANGE.  The offer to acquire all of the shares of Concho
          -----------------
Stock for shares of First Financial Stock shall be made by means of a Prospectus delivered to each of the Shareholders upon or following the effective date of a Registration Statement to be filed by First Financial under the Act covering all of the shares of First Financial Stock to be issued in exchange for the shares of Concho Stock.

     1.2  RATIO OF EXCHANGE.  Subject to all terms and conditions of this
          -----------------
Agreement, First Financial shall be obligated to issue and exchange 1.15 shares of First Financial Stock for each share of Concho Stock tendered by the Shareholders who accept the exchange offer during the time period the exchange offer is in effect; PROVIDED, HOWEVER, that if First Financial, prior to consummation of the proposed exchange offer, shall issue any additional shares of First Financial Stock pursuant to any stock dividend or stock split approved by the Board of Directors of First Financial, the ratio of exchange shall be adjusted so as to prevent dilution of the interest in First Financial to be received by the Shareholders of Concho; FURTHER PROVIDED, the exchange ratio of
1.15 shares of First Financial Stock for each share of Concho Stock shall be adjusted if, as of December 31, 1993, the Book Value of Concho Stock (as herein defined) shall be less than $31.25 or if the Market Value of First Financial Stock (as herein defined) shall be less than $40.00 per share as of the date which is ten (10) days prior to the later of (i) the date First Financial receives written notice that the Board of Governors of the Federal Reserve System has given final approval of the application filed by First Financial to acquire all of the Concho Stock or (ii) the date upon which the registration with the Securities and Exchange Commission of the First Financial Stock to be issued hereunder becomes effective, or if such date be a Saturday, Sunday or holiday, the next succeeding business day.

     If, as of the date specified in the preceding paragraph of this Section 1.2, the Market Value of First Financial Stock shall be less than $40.00 per share, then the exchange ratio shall be adjusted by multiplying the exchange ratio by a fraction, the numerator of which is $40.00 and the denominator of which is the Market Value of First Financial Stock. If, as of December 31, 1993, the Book Value of Concho Stock shall be less than $31.25 per share, then the exchange ratio shall be adjusted by multiplying the exchange ratio by a fraction, the denominator of which is $31.25 and the numerator of which is the Book Value of Concho Stock. If, as of December 31, 1993, the Book Value of Concho Stock is less than $31.25 and if, as of
                                 ---
the date specified in the preceding paragraph of this Section 1.2, the Market Value of First Financial Stock shall be less than $40.00, the exchange ratio shall be adjusted by multiplying the exchange ratio of 1.15 by each of the fractions defined above.

     As used herein, the "MARKET VALUE" of First Financial Stock shall mean the per share closing bid price of the First Financial Stock in the over-the-counter market in accordance with quotations supplied by The Principal - Eppler Guerin & Turner or other authoritative source. As used herein, the "BOOK VALUE" of Concho Stock shall mean the consolidated shareholders' equity of Concho determined in accordance with generally-accepted accounting principles ("GAAP") divided by the number of issued and outstanding shares of common stock of Concho; provided, that for purposes of determining the Book Value of Concho Stock as of December 31, 1993, as required above, the number of issued and outstanding shares of common stock of Concho shall be deemed to include the 564 new shares of Concho Stock to be issued subsequent to the date of this Agreement, and also the consideration paid or to be paid for such shares, irrespective of whether such shares are, in fact, issued and the consideration therefor paid prior to December 31, 1993.

     1.3  MEANS OF ACCEPTANCE OF EXCHANGE OFFER.  A form of certificate and
          -------------------------------------
acceptance of the exchange offer (the "EXCHANGE FORM") shall accompany the Prospectus delivered to each Shareholder of Concho. Once the Exchange Form has been signed by a Shareholder (which shall certify that such Shareholder's stock is fully paid and non-assessable and is being assigned to First Financial free and clear of all liens, options and encumbrances), and delivered to the Transfer Agent named below, the same shall be deemed to constitute an acceptance of the exchange offer to the extent of the number of shares of Concho Stock accompanying such Exchange Form. Shares of Concho Stock delivered by the Shareholders to the Transfer Agent pursuant to the exchange offer may not be withdrawn. If, for any reason, the exchange offer is terminated and the exchange of Concho Stock for First Financial Stock is not consummated, then all shares tendered by the Shareholders for exchange shall be promptly returned by the Transfer Agent.

     1.4  MEANS OF CONSUMMATING THE EXCHANGE.  The Transfer Agent, during the
          ----------------------------------
pendency of the exchange offer, shall notify First Financial and Concho daily of the number of shares of Concho Stock tendered for exchange under properly executed Exchange Forms. If First Financial receives written notice from the Transfer Agent that the Required Amount of Concho Stock (as herein defined) has been tendered and assigned to First Financial, then, within ten (10) days after the Closing Date, First Financial shall issue and mail to those Shareholders who have tendered their shares of Concho Stock, by registered mail, certificates for the First Financial Stock representing 1.15 shares of First Financial's stock for each share of Concho Stock received by the Transfer Agent, or such other number of shares as may be required under Section 1.2 above. For purposes of this Agreement, the "CLOSING DATE" shall be the later of (i) the date First
                                                -----
Financial receives notice from the Transfer Agent that the Required Amount of Concho Stock (as herein defined) has been tendered, (ii) the expiration date of the exchange offer, or (iii) the date when all conditions precedent to consummation of the exchange have been satisfied (or, if not satisfied, have been waived in writing by First Financial).

     Notwithstanding the foregoing provisions of this Section and of Section 1.3, First Financial shall not issue any fractional shares of its common stock. Shareholders of Concho who would otherwise be entitled to receive fractional shares of First Financial Stock shall be paid in cash for such fractional shares based upon the Market Value of First Financial Stock (as defined in Section 1.2) as of the date specified in the first paragraph of Section 1.2 for determining such Market Value. Any cash payment to which a Shareholder of Concho may be entitled shall be included with such Shareholder's certificate for First Financial Stock when such certificate is mailed to such Shareholder.

     1.5  TRANSFER AGENT.  The Transfer Agent for purposes of this transaction
          --------------
shall be First National Bank of Abilene - Trust Department, Third Floor, 400 Pine Street, Abilene, Texas 79601.

     1.6  EFFECTIVE DATE OF EXCHANGE OFFER.  The effective date for commencement
          --------------------------------
of the exchange offer (the "EFFECTIVE DATE") contemplated by this Agreement shall be the later of:

          (A) The date upon which the Prospectus is mailed by First Financial to the Shareholders of Concho pursuant to the Registration Statement (but on or following the effective date thereof) filed by First Financial with the Securities and Exchange Commission with respect to the First Financial Stock to be issued hereunder; or

          (B) Such other date as may be mutually agreed upon by First Financial and Concho.

     1.7  OFFER TERMINATION DATE.  Unless otherwise extended by First Financial,
          ----------------------
the offer by First Financial to exchange its stock for the Concho Stock shall terminate twenty-one (21) business days after the Effective Date.

     1.8  MERGER.  If the Required Amount of Concho Stock (as herein defined) is
          ------
tendered in exchange for First Financial Stock, and if all other conditions precedent to consummation of the exchange are satisfied (or, if not satisfied, are waived by First Financial) and First Financial shall consummate the exchange by delivering to the tendering Shareholders the shares of First Financial Stock (and, with regard to any fractional shares, the cash payments) to which such Shareholders are entitled hereunder, it is the intent of First Financial to immediately thereafter merge Concho with and into FAB Delaware pursuant to applicable law. If the exchange offer is consummated, but less than all of the Concho Stock is tendered in exchange for First Financial Stock, then as part of the proposed merger of Concho into FAB Delaware, those Shareholders of Concho who did not tender their shares pursuant to the exchange offer made under this Agreement will be required to accept First Financial Stock (and cash for any fractional shares of First Financial Stock) upon the same basis (exchange rate and cash) as the exchange of Concho Stock for First Financial Stock (and cash for fractional shares) will be made under this Agreement, subject only to the rights, if any, afforded by Delaware or Texas law (whichever shall apply) to any Shareholders of Concho who dissent from the merger and refuse to accept First Financial Stock (and cash for fractional shares) in return for their Concho Stock.


                                   ARTICLE 2

                     CONDITIONS PRECEDENT TO EXCHANGE OFFER
                        AND CONSUMMATION OF TRANSACTION

     Unless otherwise agreed in writing by First Financial and Concho, the obligations of First Financial to offer First Financial Stock to the Shareholders pursuant to this Agreement and, thereafter, the obligations of First Financial and Concho to consummate the exchange of stock contemplated by this Agreement shall be expressly subject to the satisfaction of the following conditions:

     2.1  REGULATORY APPROVALS.  (1) The Board of Governors of the Federal
          --------------------
Reserve System shall have approved, in writing, the acquisition by First Financial of all of the issued and outstanding capital stock of Concho; (2) all other approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and local authorities required for the consummation of the transaction contemplated hereby shall have been obtained or made and shall be in full force and effect; and (3) all mandatory waiting periods shall have elapsed.

     2.2  TAX RULINGS.  (1) Concho shall have received a written opinion from
          -----------
its independent accountants and/or tax counsel stating that the exchange of their Concho Stock by the Shareholders will not be considered a taxable event for federal income tax purposes; and (2) First Financial shall have received a written opinion from its independent accountants, Arthur Andersen & Company, in form and substance satisfactory to First Financial, stating that the acquisition by First Financial of the Concho Stock will be treated for accounting purposes as a "pooling-of-interests". For purposes of this Agreement, the term "REQUIRED AMOUNT OF CONCHO STOCK" shall mean that number of shares of Concho Stock (as determined by First Financial's independent accountants) which must be tendered by the Shareholders in exchange for First Financial Stock in order for the acquisition by First Financial to be treated for accounting purposes as a "pooling-of-interests", and which number of shares, for this purpose of this transaction, shall be at least 90% of the issued and outstanding shares of Concho Stock.

     2.3  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  Except as otherwise
          ------------------------------------------
expressly provided herein, all of the representations and warranties of First Financial, Concho and Southwest Bank contained in this Agreement shall be true on and as of both the Effective Date and the Closing Date, with the same force and effect as though made on the Effective Date and Closing Date, respectively, and there shall be delivered on the Effective Date and the Closing Date appropriate certificates of authorized officers of First Financial, Concho and Southwest Bank to such effect.

     2.4  PERFORMANCE OF AGREEMENTS.  First Financial, Concho and Southwest Bank
          -------------------------
shall have performed all obligations and agreements, and shall have complied with all covenants and conditions, contained in this Agreement to be performed and complied with by it or them on or prior to the effective date of the exchange offer contemplated hereby.

     2.5  NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No order, judgment or
          ----------------------------------------
decree of any competent court, governmental body or regulatory authority shall be outstanding which declares or seeks a declaration that this Agreement is invalid or which restrains, or seeks to restrain, the consummation of the exchange offer contemplated hereby; and no action or proceeding shall be pending which questions the validity or legality of, or seeks to restrain the consummation of, the exchange offer contemplated by this Agreement.

     2.6  INDEPENDENT AUDIT.  Concho's delivery to First Financial of its
          -----------------
consolidated reports audited by its independent accountants covering the length of time and prepared in such manner as will satisfy the requirements and regulations governing the preparation and furnishing of financial statements in connection with an effective registration with the Securities and Exchange Commission under the Act of the shares of First Financial Stock to be issued and exchanged for the Concho Stock.

     2.7  SECURITIES LAWS.  (1) The declaration by the Securities and Exchange
          ---------------
Commission that the Registration Statement filed by First Financial pursuant to the Act covering the shares of First Financial stock to be issued pursuant to this Agreement is effective and the furnishing of a Prospectus to the Shareholders of Concho; (2) all approvals and authorization of, filings and registrations with, and notifications to, all regulatory authorities under state securities or Blue Sky laws required for the offer, sale, exchange or qualification of the First Financial Stock in connection with the exchange offer shall have been obtained or made and shall be in full force and effect; (3) except as reflected in Disclosure Schedule D, First Financial, Concho and Southwest shall have complied with all federal and state securities laws, statutes, rules and regulations applicable to the exchange offer contemplated by this Agreement; and (4) no stop order has been issued or threatened by the SEC or any state securities authority with respect to the offer, sale, issuance or exchange of stock contemplated hereby.

     2.8  TENDER OF SHARES.  The delivery by Shareholders owning the Required
          ----------------
Amount of Concho Stock of duly and properly executed Exchange Forms effectively transferring and assigning their shares of Concho Stock to First Financial free and clear of all liens, options and encumbrances and with all of such stock being fully paid and non-assessable at the time of transfer.

     2.9  NO MATERIAL CHANGES.  Except as reflected in Disclosure Schedule C,
          -------------------
the absence of any material adverse change in the financial conditions of First Financial, Concho, Southwest Bank or SWB between July 31, 1993 and the Closing Date.

     2.10 OPINION OF CONCHO'S COUNSEL.  First Financial shall have received the
          ---------------------------
written opinion of counsel for Concho and Southwest Bank, dated at or as of the Closing Date and in form and substance satisfactory to First Financial and its counsel, that Concho, Southwest Bank and SWB have good and merchantable title to all of their assets and properties; that all shares of Concho Stock, the capital stock of Southwest Bank and the capital stock of SWB have been validly issued and are non-assessable and fully paid; that, except as reflected in Disclosure Schedules B and D, there are no known material liabilities, claims or lawsuits pending against Concho, Southwest Bank or SWB or any of their respective properties or assets; that there has been no increase in the number of shares of Concho Stock issued and outstanding; and that Concho owns all of the issued and outstanding shares of Southwest Bank capital stock free and clear of all liens, security interests, transfer restrictions and other encumbrances.

     2.11 OPINION OF FIRST FINANCIAL'S COUNSEL.  Concho shall have received the
          ------------------------------------
written opinion of counsel for First Financial, dated at or as of the Closing Date and in form and substance satisfactory to Concho and its counsel, that First Financial is duly organized, validly existing and in good standing under the laws of the State of Texas; that First Financial has all requisite power and authority to execute and deliver the Agreement and to consummate the transaction contemplated thereby; that the execution and delivery by First Financial of the Agreement does not and the consummation of the transaction contemplated thereby will not contravene or violate any provision of or constitute a default under the (a) articles of incorporation or bylaws of First Financial, or (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to First Financial or its assets or properties; and that all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by First Financial of the Agreement have been obtained.

     2.12 BUILDING/PREMISES.  Concho shall have obtained a written agreement
          -----------------
signed by the holders of the thirteen (13) individual promissory notes given by Concho in connection with the purchase by Concho of the third, fourth and fifth floors (the "CONCHO PROPERTY") of the office tower building in the City of San Angelo, Tom Green County, Texas, wherein the banking premises of Southwest Bank are located (Southwest Bank owning the remaining two (2) floors and basement of the office tower and the land upon which the office tower is located), and payment of which promissory notes is secured by a deed of trust covering the Concho Property and further secured by a security interest in, and pledge of, 119,504 shares of Southwest Bank common stock owned by Concho, that the holders of the notes, immediately following (but subject to) consummation of the stock exchange offer to be made by First Financial to the Shareholders under this Agreement, will:

          (1) consent to the transfer and conveyance of the Concho Property by Concho to Southwest Bank;

          (2) consent to assumption by Southwest Bank of the obligation to pay, in accordance with the terms thereof, the outstanding principal balance, plus accrued unpaid interest, due and owing under each and all of the thirteen (13) promissory notes;

          (3) release Concho from any further obligations under or by reason of said notes, deed of trust and any other documents or instruments executed in connection therewith; and

          (4) release all liens, security interests and pledges of the Southwest Bank common stock held by the holders of said notes to secure payment thereof.


                                   ARTICLE 3

          WARRANTIES AND REPRESENTATIONS OF CONCHO AND SOUTHWEST BANK

     Concho and Southwest Bank hereby jointly and severally make the following warranties and representations to First Financial:

     3.1  ORGANIZATION AND STANDING OF CONCHO.  Concho is a Texas corporation
          -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. Concho is also a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The copies of the Articles of Incorporation and Bylaws of Concho, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

     3.2  ORGANIZATION AND STANDING OF SOUTHWEST BANK.  Southwest Bank is a
          -------------------------------------------
state bank duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. Southwest Bank is an insured bank under the Federal Deposit Insurance Act. All of the banking business and all of the banking offices and facilities of Southwest Bank are located within the State of Texas. The copies of the Articles of Association and Bylaws of Southwest Bank, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

     3.3  SUBSIDIARIES AND AFFILIATES.  Concho does not have any subsidiaries
          ---------------------------
other than Southwest Bank. Southwest Bank does not have any subsidiary other than SWB. Neither

Concho, Southwest Bank nor SWB holds any interest in any other corporation, firm, joint venture or partnership, except (1) as security for repayment of loans to customers of Southwest Bank, (2) as acquired by Southwest Bank through foreclosure or otherwise by reason of debt previously contracted, or (3) for authorized investment securities purchased by Concho or Southwest Bank for its own account (but, as a result of which investments, neither Concho nor Southwest Bank is considered to be an affiliate of the issuer of such securities or otherwise controls, is controlled by or is under common control with, the issuer of any such investment securities).

     3.4  CAPITALIZATION.  As of the date of this Agreement and the Closing
          --------------
Date, the authorized capital stock of Concho consists of 500,000 shares of common stock of a par value of $0.50 each, of which 201,653 are presently issued and outstanding. Concho also holds 8,478 shares as treasury stock, having acquired the same in October 1991 in satisfaction of a loan previously contracted by Southwest Bank. The authorized capital stock of Southwest Bank consists of 119,937 shares of common stock of a par value of $10.00, of which 119,937 are presently issued and outstanding; and the authorized capital stock of SWB consists of 5,000 shares of common stock of a par value of $100.00, of which 10 are presently issued and outstanding. Concho now owns all but 308 shares of the issued and outstanding common stock of Southwest Bank, but as of the Closing Date shall own all of the issued and outstanding common stock of Southwest Bank. Southwest Bank owns all of the issued and outstanding common stock of SWB. All rights, privileges, restrictions (if any), terms and provisions governing the shares of common stock of Concho, Southwest Bank and SWB are described in the Articles of Association and Bylaws (as amended) of Concho, Southwest Bank and SWB, respectively; and, except for shares of Southwest Bank pledged to secure the debt of Concho (as described in Section 2.12) or as otherwise reflected in Disclosure Schedule F, there are not (nor shall be on the Closing Date) any outstanding or authorized subscriptions, options, warrants, calls, rights or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to, any of the capital stock of Concho, Southwest Bank or SWB.

     3.5  AUTHORITY OF CONCHO AND SOUTHWEST BANK.  This Agreement has been duly
          --------------------------------------
executed and delivered by, and has been duly authorized by all necessary corporate action on the part of, Concho and Southwest Bank, respectively, and, subject to the conditions precedent to closing of this transaction set forth herein, is a valid, legally binding and enforceable obligation of Concho and Southwest Bank. Subject to First Financial's obtaining the approval of the Board of Governors of the Federal Reserve System, neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision in the Articles of Incorporation, Articles of Association or Bylaws of, or any provision of law applicable to, Concho, Southwest Bank or SWB, or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which Concho, Southwest Bank or SWB is a party or by which any of the respective assets or properties of Concho, Southwest Bank or SWB are subject or bound.

     3.6  LICENSES, PERMITS AND CONTRACTS.  To their knowledge, none of the
          -------------------------------
assets, licenses, permits, authorizations and contracts of Concho, Southwest Bank or SWB will be terminated or impaired by reason of execution, delivery or performance by Concho or Southwest Bank of this Agreement or consummation of the transactions contemplated hereby.

     3.7  CLAIMS, SUITS AND PROCEEDINGS.  Except as reflected in Disclosure
          -----------------------------
Schedule D, there are no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Concho, Southwest Bank or SWB, at law or in equity, or before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which would result in liability to Concho, Southwest Bank or SWB upon consummation of the transaction contemplated hereby or which would prevent or delay such consummation. In particular, and without in any way limiting the foregoing, neither Concho, Southwest Bank nor SWB is subject to, or a party to, any cease-and-desist, supervisory or other agreement with any banking or other regulatory authority which requires the consent or approval of such authority or which is otherwise applicable to the transaction contemplated by this Agreement.

     3.8  CONSENTS AND APPROVALS.  No consent, approval or authorization of, or
          ----------------------
declaration, filing or registration with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Concho or Southwest Bank, and consummation of the transactions contemplated hereby, except for (1) such approvals as may be required for First Financial to acquire the Concho Stock and for such approvals by the Boards of Directors of Concho and Southwest Bank as have been given prior to execution of this Agreement and (2) such approvals and consents as may be required in order to obtain and carry out the agreement described in Section 2.12 relative to the Concho Property and the indebtedness secured thereby.

     3.9  REGULATORY REPORTS.  To their knowledge, Concho, Southwest Bank and
          ------------------
SWB have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board (the "FRB"), Texas Department of Banking (the "TDB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Securities and Exchange Commission (the "SEC") and any other applicable authorities, and all of such reports, registrations and statements are true, complete and correct in all material respects.

     3.10 FINANCIAL STATEMENTS.  Concho and Southwest Bank have provided,or
          --------------------
caused to be provided, to First Financial the Financial Statements and Reports described in Disclosure Schedule A attached hereto and the notes thereto (collectively, the "FINANCIAL STATEMENTS"), all of which have been prepared in accordance with generally accepted accounting principles

("GAAP") or regulatory accounting principles ("RAP"); and the Financial Statements, as of their respective dates, conformed in all material respects with all applicable material rules and regulations promulgated by the FRB, the TDB and the FDIC.

     3.11 UNDISCLOSED LIABILITIES.  To their knowledge, and except to the extent
          -----------------------
reflected in the Financial Statements or as reflected in Disclosure Schedule B, Concho, Southwest Bank and SWB have no material liabilities or obligations (absolute, accrued, contingent or otherwise).

     3.12 ABSENCE OF CERTAIN CHANGES.  Except as and to the extent reflected in
          --------------------------
Disclosure Schedule C, neither Concho, Southwest Bank nor SWB has, from July 31, 1993, until the date of this Agreement:

          (A) made any amendment to its articles of association or by-laws or changed the character of its business in any material manner;

          (B) suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

          (C) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

          (D) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind;

          (E) cancelled any debts in excess of $25,000, waived any claims or rights of material value, or sold, transferred, or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

          (F) other than in the ordinary course of business, disposed of or permitted to lapse any rights to the use of any material trademark, trade name or copyright, or disposed of or disclosed to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

          (G) granted any increase in compensation, or paid or agreed to pay or accrue any bonus or like benefit, to or for the credit of any director, officer or employee except in the ordinary course of business, or entered into any employment or consulting contract or other agreement for personal services with any director, officer or employee, or adopted, amended or terminated any Employee Benefit Plan, except as authorized by Section 4.3;

          (H) declared, paid or set aside for payment any dividend or other distribution or payment in respect of its capital stock [other than (i) normal, regular dividends or distributions of SWB to Southwest Bank and Southwest Bank to Concho, and (ii) Concho's regular annual cash dividend of $0.25 per share payable to its Shareholders], or directly or indirectly redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

          (I) organized or acquired, except through foreclosure, the exercise of creditors remedies or in a fiduciary capacity, any capital stock or other equity securities of any corporation or acquired any equity or ownership interest in any partnership or business enterprise;

          (J) issued, reserved for issuance, granted, or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance of or conversion into shares of its capital stock, except for the 564 new shares of Concho Stock to be issued by Concho in order to acquire the remaining shares of Southwest Bank stock not previously owned by Concho;

          (K) made any change in any method of accounting or accounting practice, except as required by applicable law, regulation or GAAP;

          (L) except for the transactions contemplated by this Agreement, or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

          (M) agreed, whether in writing or otherwise, to take any action the performance of which would be prohibited by this Section 3.12.

     3.13 TITLE TO PROPERTIES; ENCUMBRANCES.  Except for the deed of trust,
          ---------------------------------
mortgage, liens and security interests described in Section 2.12 securing the indebtedness described therein, Concho, Southwest Bank and SWB have, or will have upon the Closing Date, unencumbered, good and merchantable title to all their properties and assets, real and personal, including, without limitation, all properties and assets reflected in the Financial Statements, except for (i) easements, reservations, restrictions, rights-of-way, and other encumbrances of record, other than liens and conveyances, and (ii) those properties and assets disposed of in the ordinary course of business consistent with safe and sound banking practices; and, to their knowledge, all uses made of, and activities conducted upon, any real property owned, leased or used by Concho, Southwest Bank and/or SWB comply in all respects with applicable state, local or municipal zoning laws and other laws, rules, regulations and ordinances.

     3.14 LITIGATION.  Except as reflected in Disclosure Schedule D, there are
          ----------
no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Concho, Southwest Bank or SWB, or involving any of their properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which may, in the reasonable judgment of Concho, Southwest Bank or SWB, result in any material liability to Concho, Southwest Bank or SWB.

     3.15 TAX MATTERS.  Concho, Southwest Bank and SWB have each:
          -----------

          (A) duly filed all tax returns (the "FILED RETURNS") required to be filed by it involving a tax liability or other material potential detriment for failure to file, and all of such Filed Returns are true, complete and correct in all material respects;

          (B) paid, or established reasonable reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment or other taxes required to be paid in respect to the periods covered by the Filed Returns;

          (C) with respect to the periods prior to the date of this Agreement and subsequent to the last Filed Return, established reasonable reserves for the payment of all federal income taxes and all material state and local income taxes and all material franchise, property, sales, employment or other taxes; and

          (D) properly and timely withheld, remitted and/or paid all withholding taxes, social security taxes, unemployment taxes and other employment-related taxes which Concho, Southwest Bank and SWB are, by law, required to withhold, remit or pay.

     In addition to the foregoing, neither Concho, Southwest Bank nor SWB (1) is the subject of, nor is there pending or threatened, any audit with respect to or arising out of any Filed Return; (2) has previously requested, or has filed a request for, any extension of time to file any return or pay any tax; and (3) has agreed or consented to the extension of any statute of limitations respecting the assessment of taxes, additional taxes, penalty or interest in connection with any tax liability or Filed Return. No tax liens have been filed or threatened against Concho, Southwest Bank or SWB or any of their properties.

     For the purpose of this Agreement, the term "TAX" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

     3.16 EMPLOYMENT BENEFIT PLANS.  Except as reflected in Disclosure Schedule
          ------------------------
E, neither Concho, Southwest Bank nor SWB maintains or contributes to, nor is Concho, Southwest

Bank or SWB required to maintain or contribute to, (1) any "employee welfare benefit plan" [as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA")] or (2) any "employee pension benefit plan" [as defined in Section 3(2) of ERISA]. Except as reflected in Disclosure Schedule E, neither Concho, Southwest Bank nor SWB maintains or contributes to, nor has Concho, Southwest Bank or SWB adopted or entered into, any deferred compensation plan, bonus plan, stock option plan, employee stock option plan or any other employee benefit plan, agreement, arrangement or commitment (other than normal policies concerning holidays, vacations, accumulated sick leave, and annual budgeted incentive bonuses previously disclosed to First Financial.)

     3.17 LEASES, CONTRACTS AND AGREEMENTS.  Disclosure Schedule F reflects all
          --------------------------------
leases, contracts and agreements to which Concho, Southwest Bank or SWB is a party and which obligate or may obligate Concho, Southwest Bank or SWB to pay any amount in excess of $25,000 over the entire term of any such lease, contract or agreement (the "CONTRACTS"), true and correct copies of which have been or shall be made available to First Financial. For the purposes of this Agreement, the Contracts shall not be deemed to include loan commitments of, loans made by, repurchase agreements made by, bankers acceptances of, or deposits taken by Southwest Bank in the ordinary course of its banking business. Each and all of the Contracts are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. To their knowledge, there are no existing material defaults by any party to the Contracts and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such default.

     3.18 RELATED COMPANY TRANSACTIONS.  Except for transactions described in
          ----------------------------
Disclosure Schedule G, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between Concho, Southwest Bank and/or SWB.

     3.19 TRANSACTIONS WITH AFFILIATES.  Except as reflected in Disclosure
          ----------------------------
Schedule H, neither Concho, Southwest Bank nor SWB (1) has any loans outstanding to any of its affiliates, executive officers, or directors, or to any shareholder owning ten percent (10%) or more of its outstanding shares or (2) is a party to, or otherwise bound by, any contractual agreement with any of its affiliates, executive officers, or directors, or with any shareholder owning ten percent (10%) or more of its outstanding shares.

     3.20 COMPLIANCE WITH LAWS.  To their knowledge, and except as otherwise
          --------------------
disclosed in Disclosure Schedule I, Concho, Southwest Bank and SWB are in compliance in all material respects with all applicable laws and regulations and no action is pending or threatened against Concho, Southwest Bank or SWB by any federal, state or other regulatory authority.

     3.21 ACCURACY OF INFORMATION.  The factual information relating to Concho,
          -----------------------
Southwest Bank and SWB contained in this Agreement and the Disclosure Statements hereto is, to their knowledge, true, correct and complete in all material respects. The information relating to Concho, Southwest Bank and SWB supplied for inclusion in the application of First Financial to the FRB, the Registration Statement filed by First Financial with the SEC and the Prospectus to be delivered by First Financial to each of the Shareholders of Concho, as of the date supplied by Concho and Southwest Bank, will be true, correct and complete in all material respects.

     3.22 INSURANCE.  Concho, Southwest Bank and SWB have in effect the
          ---------
insurance coverage described in Disclosure Schedule J. All insurance policies described in Disclosure Schedule J are in full force and effect; no breach or default exists under any such policy; and Concho, Southwest Bank and SWB have timely filed all claims, if any, under any such insurance policy.

     3.23 LOANS.  To their knowledge, each loan reflected as an asset in the
          -----
Financial Statements, as well as all other extensions of credit, guarantees, security agreements, deeds of trust and other documents and instruments executed in connection therewith (whether intended as security or otherwise) is the legal, valid and binding obligation of the obligor named therein and is enforceable in accordance with its terms. Concho and Southwest Bank have made available to First Financial all material information in possession of Concho and Southwest Bank concerning all outstanding loans of Concho and Southwest Bank.

     3.24 FIDUCIARY RESPONSIBILITIES.  To their knowledge, Concho, Southwest
          --------------------------
Bank and SWB have each performed in all material respects all of its duties as a trustee, executor, grantor, escrow agent or other fiduciary in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

     3.25 REGULATORY ACTIONS.  Except as disclosed in Disclosure Schedule K,
          ------------------
there are no actions or proceedings pending or, to their knowledge, threatened against Concho, Southwest Bank or SWB by or before the FRB, the TDB, the FDIC, the SEC or any other governmental agency or authority.

     3.26 BROKER'S FEES.  No person or entity acting on behalf of Concho,
          -------------
Southwest Bank or SWB is or shall be entitled, directly or indirectly, to any brokerage fee, commission, finder's fee or financial advisory fee in connection with the transaction contemplated by this Agreement.

     3.27 ENVIRONMENTAL MATTERS.  To their knowledge, and except as disclosed in
          ---------------------
Disclosure Schedule L, there are no material adverse environmental problems or conditions affecting any of the properties of Concho, Southwest Bank or SWB. In particular, and without in any way limiting the foregoing, Concho, Southwest Bank and SWB, after due inquiry, warrant and represent that all hazardous and toxic chemicals, substances and materials located or used upon any of their respective properties have been and are being stored, used, transported and disposed of in compliance with applicable state and federal environmental laws; that there are no underground storage tanks located upon any of their properties; and that no action or investigation is pending or threatened by any governmental or regulatory authority, or by any person, firm or corporation, arising out of any failure, or alleged failure, to comply with applicable environmental laws, statutes, rules or regulations.


                                 ARTICLE 4

                 CONDUCT OF BUSINESS OF CONCHO, SOUTHWEST BANK
                          AND SWB PENDING CLOSING DATE

        4.1  AFFIRMATIVE COVENANTS.  From and after the date of this Agreement
             ---------------------
and until the Closing Date, Concho and Southwest Bank shall each, and each of them shall cause SWB to:

          (A) operate and conduct its business in the ordinary course and consistent with its prior practices;

          (B) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

          (C) maintain its books, accounts and records in accordance with generally accepted accounting principles and/or banking practices, as applicable, and comply with all of its contractual obligations;

          (D) maintain all of its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain insurance coverage upon all such properties with reputable insurers which are adequate, in its reasonable judgment, for the business conducted by it;

          (E) in good faith and in a timely manner (i) cooperate with First Financial in satisfying the conditions in this Agreement; (ii) diligently assist First Financial, to the extent it may reasonably require, in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transaction contemplated by this Agreement; (iii) furnish, or cause to be furnished, to First Financial such information as First Financial may reasonably require for inclusion in any filings or applications that may be necessary in that regard; and (iv) perform all acts and execute and deliver all documents reasonably necessary to cause the transaction contemplated by this Agreement to be consummated at the earliest possible date;

          (F) timely file with the FRB, TDB, FDIC, SEC and other regulatory authorities all financial statements and other reports to be filed by it and promptly thereafter deliver to First Financial copies of all financial statements and other reports required to be so filed;

          (G) comply with all applicable laws and regulations, noncompliance with which would have a material adverse effect upon its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business; and

          (H) promptly give written notice to First Financial upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Concho or Southwest Bank contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same.

     4.2  NEGATIVE COVENANTS.  Except with the written consent of First
          ------------------
Financial, neither Concho nor Southwest Bank shall, and neither of them shall permit SWB to, from the date of this Agreement and until the Closing Date,

          (A) make or permit any amendment to its Articles of Association or By-laws;

          (B) make or permit any changes in allocating or charging costs which in the aggregate would cause a material detriment, except as may be required by applicable regulation or GAAP, and after notice to First Financial;

          (C) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement, (i) directly or indirectly initiate contact with any person or entity in an effort to solicit an acquisition, merger or consolidation proposal relating to Concho, Southwest Bank or SWB, (ii) enter into negotiation of the terms of an agreement relating to the acquisition, merger or consolidation of Concho, Southwest Bank or SWB, (iii) permit access to the premises of Concho, Southwest Bank or SWB for the review of its business or operations (except as required by law), (iv) except in the ordinary course of business, enter into any oral or written agreement to sell the assets of Concho, Southwest Bank or SWB or to merge, consolidate, liquidate or dissolve Concho, Southwest Bank or SWB, or (v) authorize or engage any officer, employee, agent or representative of Concho, Southwest Bank or SWB (including but not limited to investment bankers and financial advisers) to enter into any such solicitation, negotiation or any such oral or written agreement;

          (D) make any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, or authorize the issuance of any shares of their capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or conversion into shares of their capital stock, other than the 564 new shares of Concho Stock to be issued by Concho to acquire the remaining stock of Southwest Bank;

          (E) incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

          (F) permit or allow any of its property or assets to become subject to any mortgage, pledge, lien, security interest or encumbrance, restrictions or change of any kind;

          (G) cancel any debts in excess of $25,000.00, waive any claims or rights of material value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (H) other than in the ordinary course of business, dispose of or permit to lapse any of its rights to the use of any material trademark, trade name or copyright, or dispose of or disclose to any person any material trade secret not theretofore a matter of public knowledge;

          (I) except in the ordinary course of business, grant or permit any increase in compensation, or pay or agree to pay or accrue any bonus or like benefit, to or for the credit of any its directors, officers or employees, or enter into, or permit, of any employment or consulting agreement or other agreement for personal services with any of its directors, officers or employees, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of any such plan (except as required by or to comply with any law or regulation);

          (J) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock except for (i) normal, regular dividends or other distributions of SWB to Southwest Bank and Southwest Bank to Concho, and (ii) Concho's regular annual cash dividend of $0.25 per share payable to its Shareholders;

          (K) acquire the capital stock or other equity securities of any corporation or any equity or ownership interest in any partnership or other business enterprise, except through foreclosure, the exercise of creditors' remedies or in a fiduciary capacity;

          (L) make aggregate capital expenditures and commitments in excess of $50,000 for additions to its premises or equipment;

          (M) except as disclosed in Disclosure Schedule M, modify any outstanding loans, make any new loans or acquire any loan participations, unless such modifications, new loans, or participations are made in the ordinary course of business; or

          (N) knowingly do, or cause or permit to be done, or knowingly take, or cause or permit to be taken, any action that would disqualify the acquisition by First Financial of the Concho Stock to be treated for accounting purposes on a pooling-of-interests basis.

     4.3  CERTAIN ACTIVITIES IN ORDINARY COURSE.  For the purposes of Section
          -------------------------------------
4.2(i), it shall be considered to be in the ordinary course of business for Southwest Bank and SWB to award reasonable bonuses for 1993, to grant reasonable salary increases to officers and employees for 1994, and make its usual and customary matching contribution to contributions made by employees of Concho, Southwest Bank or SWB under its or their 401(k) Plan, but First Financial shall be notified in writing of any such increases, bonuses or contributions to be paid after the date of this Agreement.

     4.4  COVENANTS.  From and after the date of this Agreement and until
          ---------
consummation or termination of the transaction contemplated by this Agreement, neither Concho nor Southwest Bank shall, nor shall Concho or Southwest Bank cause or permit SWB to, take any action which would cause Concho or Southwest Bank to be in breach of any of the covenants contained in this Article 4; and Concho and Southwest Bank shall, within their ability to do so, cause Concho, Southwest Bank and SWB to keep and perform all of the covenants contained in this Article 4.


                                   ARTICLE 5

                          WARRANTIES, REPRESENTATIONS
                        AND COVENANTS OF FIRST FINANCIAL

     First Financial warrants and represents to, and covenants and agrees with, Concho and Southwest Bank as follows:

     5.1  ORGANIZATION AND STANDING OF FIRST FINANCIAL.  First Financial is a
          --------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted.

     5.2  CAPITALIZATION.  First Financial has an authorized capitalization of
          --------------
5,000,000 shares of common stock of the par value of $10.00 per share, of which 3,741,802 shares are issued, outstanding, and fully paid as of the date of this Agreement.

     5.3  AUTHORITY OF FIRST FINANCIAL.  This Agreement has been duly executed
          ----------------------------
and delivered by First Financial and, subject to the conditions precedent to Closing of the transactions set forth herein, is a valid, legally binding and enforceable obligations of First Financial. Neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision of law applicable to First Financial, or any agreement or understanding, order, judgement, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which First Financial is a party or by which any of its or their assets or properties is subject or bound. There are no actions, suits, proceedings or claims pending or, to its knowledge, threatened against First Financial, at law or in equity, or before or by any foreign, federal, state, municipal or other government court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to or of First Financial upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

     5.4  NO ADVERSE CHANGE.  From the date of this Agreement until the Closing
          -----------------
Date, First Financial shall not have suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business.

     5.5  DUE DILIGENCE.  The officers, employees or other representatives of
          -------------
First Financial have reviewed and examined the assets, property (real and personal), leases and all other contractual arrangements to which Concho, Southwest Bank or SWB is a party and all business records of Concho, Southwest Bank and SWB, including, but not limited to, committee and directors' minutes, reports of condition, reports of income, tax returns, deposit agreements, loan portfolios, documents pertaining to legal matters, and financial statements, all of which review and examination was conducted upon the premises of Concho, Southwest Bank or SWB and First Financial hereby confirms the acceptability of such due diligence review.

     5.6  COVENANTS.  First Financial covenants and agrees that it shall:
          ---------

          (A) use its best efforts in good faith and in a timely manner to (i) cooperate with Concho and Southwest Bank in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transactions contemplated by this Agreement, including specifically (but without limitation) the approval called for by Section 5.5, and (iii) furnish information concerning First Financial and its subsidiaries not previously provided to Concho and Southwest Bank required for inclusion in any filing or applications that may be necessary in that regard;

          (B) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

          (C) promptly give written notice to Concho upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of First Financial contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

          (D) cause its officers, directors and representatives to treat as confidential any and all information concerning Concho, Southwest Bank or SWB which is furnished to First Financial, its directors, officers, employees, shareholders, agents, representatives or advisors, in connection with this Agreement, or which was furnished prior to the execution of this Agreement for the purpose of First Financial reviewing and evaluating the transaction contemplated by this Agreement, except insofar as disclosure to certain parties is necessary to meet the conditions of this Agreement. In the event this Agreement is terminated pursuant to Section 7.1 prior to the consummation of the transaction, First Financial shall promptly return to Concho, Southwest Bank or SWB all written material containing or reflecting such confidential information, and in such event, the covenants of First Financial with respect to such confidential information contained in this
     Section 5.4(d) shall survive such termination.

     5.7  FEDERAL RESERVE APPROVAL.  Specifically, but without limiting the
          ------------------------
effect of Section 5.6, promptly upon execution of this Agreement, First Financial shall make application to the Board of Governors of the Federal Reserve System (the "FRB") for prior approval to acquire the Concho Stock in accordance with this Agreement as required by the Bank Holding Company Act of 1956, as amended, and applicable regulations. Promptly upon receipt, First Financial shall furnish Concho and Southwest Bank with a copy of the notice of approval or disapproval of the application made by it to the FRB.

     5.8  SEC REGISTRATION.  Without limiting the effect of Section 5.6, upon
          ----------------
execution of this Agreement, First Financial shall proceed to file a Registration Statement with the Securities and Exchange Commission pursuant to the Act covering the shares of First Financial Stock to be issued pursuant to this Agreement. Promptly upon receipt of such declaration of the effectiveness of such Registration Statement from the Securities and Exchange Commission, First Financial shall furnish Concho and Southwest Bank with a copy of the approval or disapproval of the effectiveness of such Registration Statement.


                                   ARTICLE 6

             SURVIVAL OF WARRANTIES, INDEMNIFICATION AND LIABILITY

     6.1  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The covenants,
          -----------------------------------------------------
representations and warranties of the parties hereto shall survive the Closing Date.

                                   ARTICLE 7

                                  TERMINATION

     7.1  CIRCUMSTANCES AUTHORIZING TERMINATION.  Notwithstanding anything
          -------------------------------------
herein to the contrary, this Agreement may be terminated and the Exchange Offer contemplated hereby may be abandoned at any time, but prior to the Closing Date:

          (A) by mutual written consent duly authorized by the Boards of Directors of First Financial and Concho;

          (B) by First Financial (i) if First Financial learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty or covenant of Concho contained in Articles 3 or 4 which constitute a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or waived in writing by First Financial;

          (C) by Concho (i) if Concho learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty or covenant of First Financial contained in Article 5 which constitutes a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or waived in writing by Concho;

          (D) by First Financial or Concho if the Effective Date shall not have occurred on or before April 30, 1994 or such later date agreed to in writing by First Financial or Concho; or

          (E) by First Financial or Concho if any court of competent jurisdiction in the United States (federal or state) or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the exchange of shares or the merger, and such order, decree, ruling or other action shall have been final and nonappealable.


                                   ARTICLE 8

                            MISCELLANEOUS PROVISIONS

     8.1  PUBLIC ANNOUNCEMENTS.  Prior to the Closing Date, neither Concho,
          --------------------
Southwest Bank nor First Financial, nor any person affiliated with any of them, shall, without the prior approval of the other parties, make any written public announcement, make any written statement or release to the press, or make any written statement to a competitor, customer or other third party (except to their respective counsel or to regulatory authorities in connection with applications for governmental approvals) with respect to this Agreement or the transactions contemplated hereby.

     8.2  APPLICABLE LAW.  This Agreement and the legal relations between the
          --------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Texas and of the United States of America.

     8.3  PARAGRAPH AND OTHER HEADINGS.  Article and section headings contained
          ----------------------------
in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.4  WAIVERS AND AMENDMENTS.  This Agreement may be amended, modified or
          ----------------------
supplemented only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8.5  EXPENSES.
          --------

          (A) Whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall be responsible for their respective fees and expenses incident to the negotiation, preparation, execution and consummation of the transactions contemplated by this Agreement, including attorneys' and accountants' fees and expenses.

          (B) First Financial consents to payment by Concho, Southwest Bank and SWB of attorneys' and accountants' fees incurred by them incident to the negotiation, preparation and execution of this Agreement and consummation of the transaction contemplated by this Agreement.

     8.6  ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
          ----------------
Disclosure Schedules, embodies the entire agreement and understanding of the parties with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertaking other than those expressly set forth or referred to herein.

     8.7  NOTICES.  All notices, requests, demands or other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

          (A)  In the case of First Financial, to:

               Mr. Kenneth T. Murphy
               Chairman of the Board, President and Chief Executive Officer First Financial Bankshares, Inc.
               P. O. Box 701
               Abilene, Texas  79604

          with a copy to:

               Mr. David L. Buhrmann
               McMahon, Surovik, Suttle, Buhrmann,
                 Cobb & Hicks
               P. O. Box 3679
               Abilene, Texas  79604

          (B)  In the case of Concho and/or Southwest Bank, to:

               Mr. David B. Drake
               Chairman and Chief Executive Officer
               Concho Bancshares, Inc.
               P. O. Box 60410
               San Angelo, Texas  76906

          with a copy to:

               Patrick J. Kennedy, Jr.
               Kennedy & Baris, L.L.P.
               1775 NBC Plaza
               112 East Pecan Street
               San Antonio, Texas  78205

     or to such other addresses as any party shall specify by notice to the others.

     8.8  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same.

     8.9  ATTACHMENT OF DISCLOSURE SCHEDULES.  Southwest Bank, Concho and First
          ----------------------------------
Financial acknowledge that the Disclosure Schedules referenced herein may not be attached hereto at the time of execution of this Agreement. It is the intent of all parties hereto that the form and content of all such Disclosure Schedules will be prepared in a form acceptable to First

Financial and that such Disclosure Schedules shall then be attached to this Agreement and that such Disclosure Schedules shall then become a part of this Agreement for all purposes. In the event that such Disclosure Schedules are not prepared in a form acceptable to First Financial, this Agreement may be terminated by First Financial by written notice and be of no further force and effect. Notwithstanding the fact that any such Disclosure Schedule may be attached hereto at the time of execution, the date of this Agreement or date of execution of this Agreement shall for all purposes be the date first written above.

     8.10 BINDING EFFECT - ASSIGNMENT.  This Agreement is binding upon the
          ---------------------------
undersigned parties, their heirs, personal representatives, successors and assigns; however, the rights of First Financial under this Agreement may not be assigned without the prior written consent of Southwest Bank and Concho except that, at closing, the Subsidiary may acquire the Shares so long as First Financial remains liable for its obligations under this Agreement.

     8.11 DEFINITIONS.  In addition to other definitions contained elsewhere in
          -----------
this Agreement, as used in this Agreement:

          (A) an "AFFILIATE" means any bank, corporation, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, Concho or Southwest Bank;

          (B) "BANKING DAY" means any day, other than a Saturday or Sunday, on which Southwest Bank is open to the public for carrying substantially all of its banking functions;

          (C) "KNOWLEDGE" means a current actual awareness of a fact or other information, and "KNOWINGLY" means possessing a current actual awareness of a fact or other information;

          (D) references to a particular "ARTICLE" or "SECTION" are to the given article or section of this Agreement; and

          (E) unless context otherwise requires, words of the singular number include the plural and of the plural include the singular and words of the masculine gender include the feminine and neuter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in multiple originals, as of the day and year first above written.

                                    FIRST FINANCIAL BANKSHARES, INC.
ATTEST:


By: /s/ Curtis R. Harvey            By: /s/ Kenneth T. Murphy
   -----------------------------       -----------------------------
     Curtis R. Harvey,              Kenneth T. Murphy,
     Executive Vice President       Chairman of the Board, President
     and Chief Financial Officer    and Chief Executive Officer


                                    CONCHO BANCSHARES, INC.
ATTEST:


By: /s/ Michael L. Boyd             By: /s/ David B. Drake
   -----------------------------       -----------------------------
     Name: Michael L. Boyd          David B. Drake,
          ----------------------    Chairman of the Board and
     Title: Asst. Sec.-Treas.       Chief Executive Officer
           ---------------------


                                    SOUTHWEST BANK OF SAN ANGELO
ATTEST:


By: /s/ Katherine M. Reeves         By: /s/ Michael L. Boyd
   -----------------------------       -----------------------------
     Name: Katherine M. Reeves            Michael L. Boyd
          ----------------------         ---------------------------
     Title: Sr. VP & Cashier            President
           ---------------------